AboveNet Reports Financial Results for the Fourth Quarter and Full Year 2008
 - Strong 2008 Revenue Growth to $319.9 million -
- Adjusted EBITDA Increases to $115.9 million -

White Plains, N.Y., March 16, 2009 — (Business Wire)— AboveNet, Inc.  (Other OTC: ABVT), a leading provider of fiber optic connectivity solutions, announced results for the fourth quarter and year ended December 31, 2008. Revenue for 2008 was $319.9 million and Adjusted EBITDA (defined below) increased to $115.9 million.

“Over the last few years AboveNet has focused on becoming a premier provider of connectivity solutions for bandwidth hungry customers. Our 26% revenue growth in 2008 was a direct reflection of our success in executing on that strategy,” said Bill LaPerch, President and Chief Executive Officer.

“The unique combination of our extensive metro footprint and our next generation technology investments allows us to offer a broad suite of services with varying degrees of privacy and speeds ranging from 100Mbs to 10Gbs. These services meet our customer requirements for physically secure, low latency networking,” added Mr. LaPerch. “We believe we are ideally situated to benefit from the continued strong growth in demand for ethernet and wavelength-division multiplexing (WDM)-based services in the high bandwidth enterprise segments we serve.”

"In 2009 we expect to continue to grow despite the challenging economic environment. With $87 million in cash at the end of the year and access to an additional $53 million under our credit facility, we will use our strong balance sheet to continue to invest in our customers by connecting their locations and strategically building network infrastructure. In these tough economic times customers are coming to realize the benefits of migrating from their legacy, expensive, complex and bandwidth constrained networks to a next generation fiber-based network that offers them both economic and bandwidth efficiency," concluded Mr. LaPerch.

Fourth Quarter Financial Results
Consolidated revenue for the fourth quarter ended December 31, 2008 was $89.8 million, up 33.0% from $67.5 million in the fourth quarter ended December 31, 2007, driven in large part by strength in domestic metro services. Included in consolidated revenue was termination revenue of $8.7 million and $0.8 million for the fourth quarters of 2008 and 2007, respectively.

For the fourth quarter of 2008, revenue from domestic metro services was $19.9 million, up 54.3% from $12.9 million in the fourth quarter of 2007. Revenue from domestic fiber infrastructure services was $39.1 million in the fourth quarter of 2008 compared to $35.5 million for the same period last year. Revenue from domestic WAN services was $13.6 million in the fourth quarter of 2008 compared to $10.1 million in the fourth quarter of 2007.  Revenue from foreign operations, primarily in the U.K., decreased to $7.3 million in the fourth quarter of 2008 from $7.5 million in the prior year period, primarily as a result of the weakening exchange rate of the British pound compared to the US dollar.

Cost of revenue was $31.5 million for the fourth quarter of 2008 compared to $31.9 million for fourth quarter of 2007. Selling, general and administrative expense (SG&A) was $21.7 million in the fourth quarter of 2008 compared to $20.3 million for the fourth quarter of 2007.  Operating income was $25.3 million in the fourth quarter of 2008 compared to an operating loss of $8.4 million in the fourth quarter of 2007. Net income was $17.3 million, or $1.41 per diluted share, in the fourth quarter of 2008 compared to $2.1 million, or $0.16 per diluted share, for the fourth quarter of 2007.

Adjusted EBITDA for the fourth quarter of 2008 was $39.5 million, compared to $6.8 million for the fourth quarter of 2007. Adjusted EBITDA Margin (defined below) was 44.0% in the fourth quarter of 2008 compared to 10.1% in the fourth quarter of 2007. Fourth quarter 2007 results included an $11.7 million loss on litigation.

Capital expenditures in the fourth quarter of 2008 were $34.3 million compared to $29.5 million in the fourth quarter of the prior year.

Full Year 2008 Financial Results
Consolidated revenue for 2008 was $319.9 million, up 26.1% from $253.6 million in 2007, driven in large part by a 59.1% increase in domestic metro services. Included in consolidated revenue was termination revenue of $15.4 million and $8.5 million for fiscal years 2008 and 2007, respectively. Enterprise customers represent over 70% of 2008 domestic revenue. Enterprise customers include business and government customers that are not telecommunications carriers.

Revenue from domestic metro services was $68.4 million in 2008 compared to $43.0 million in 2007. Revenue from domestic fiber infrastructure services was $151.0 million in 2008 compared to $137.0 million in 2007. Revenue from domestic WAN services was $48.8 million in 2008 compared to $36.8 million in 2007.  Revenue from foreign operations, primarily in the U.K., was $31.7 million in 2008 compared to $26.1 million in 2007.

Cost of revenue was $126.0 million in 2008 compared to $110.3 million for 2007. Included in cost of revenue was a provision for equipment impairment of $0.4 million for 2008 and $2.2 million for 2007. SG&A expense was $90.5 million in 2008 compared to $80.9 million for 2007. Included in SG&A expense for 2008 was a non-cash impairment provision for software abandonment of $2.3 million. Operating income was $55.1 million in 2008 compared to $3.2 million in 2007. Net income was $42.3 million, or $3.46 per diluted share, in 2008 compared to $13.8 million, or $1.13 per diluted share, for 2007.

Adjusted EBITDA was $115.9 million in 2008 compared to $58.9 million for 2007. Adjusted EBITDA Margin was 36.2%, up from 23.2% for 2007. 2007 results included an $11.7 million loss on litigation, which was included in the results of operations for the fourth quarter of 2007.

Capital expenditures, of which a significant portion was customer driven, were $117.2 million compared to $90.8 million for the prior year.

As of December 31, 2008, cash and cash equivalent balances were at $87.1 million, compared to $45.8 million at December 31, 2007.  The Company's credit facility requires that a minimum balance of $20.0 million be maintained.  At December 31, 2008, indebtedness for borrowed money totaled $36.0 million. The Company had no indebtedness for borrowed money at December 31, 2007.

“I am very pleased with our 2008 results and the strength of the business. We are committed to remediating our internal control weaknesses and continuing our focus on improving our financial systems,” said Joe Ciavarella, Senior Vice President and Chief Financial Officer.

Going Forward
The Company intends to apply to list its shares of common stock on a national securities exchange. The anticipated date that AboveNet stock will begin trading on any such exchange, if accepted for listing, will be a function of the application approval process.

In addition, coincident with the filing of its Form10-Q for the first quarter ending March 31, 2009, the Company plans to begin hosting quarterly earnings conference calls to share its insights about the Company’s quarterly results with our shareholders and members of the investment community.

Non-GAAP Financial Measures
“Adjusted EBITDA” is defined as net income before provision for income taxes, other income/expense, interest income/expense, gain on reversal of foreign currency translation adjustments for liquidation of subsidiaries, depreciation and amortization, and non-cash based stock compensation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margin are not intended to replace operating income (loss), net loss, cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States. Rather, Adjusted EBITDA and Adjusted EBITDA Margin are measures of operating performance that investors may consider in addition to such measures.  AboveNet’s management believes that adjusted or modified EBITDA and its related margin are measures of operating performance that are commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry because they eliminate many differences in financial, capitalization, and tax structures, as well as certain non-cash and non-operating charges to earnings. AboveNet’s management currently uses Adjusted EBITDA and Adjusted EBITDA Margin for these purposes.  AboveNet’s management believes that Adjusted EBITDA and Adjusted EBITDA Margin trends can be used as indicators of whether the Company’s operations are able to produce sufficient operating cash flow to fund working capital needs, service debt obligations, and fund capital expenditures.

Adjusted EBITDA is also used by the Company for other purposes, including, management’s assessment of ongoing operations and as a measure for performance based compensation.  However, the definition of adjusted EBITDA for other purposes may differ from the definition of Adjusted EBITDA used herein. For example, for 2009 the definition of adjusted EBITDA in the Company’s incentive cash bonus plan excludes certain customer termination fees.  Additionally, Adjusted EBITDA as used in this press release may not be calculated identically to similarly titled measures reported by other companies.

About AboveNet, Inc.
AboveNet, Inc. provides fiber optic connectivity solutions for enterprise customers and carriers. Its private optical network delivers key network and IP services in and among 14 top U.S. metro markets and London. In January 2009, the Company announced plans to open Austin, Texas as its fifteenth domestic market. AboveNet's network is widely used in demanding markets such as financial services, media, health care, retail and government.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results covered by the forward-looking statements will be achieved, and other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements. Such forward-looking statements include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends and recessionary pressures, future opportunities, ability to retain existing customers and attract new ones, the Company’s exposure to the financial services industry, the Company’s acquisition strategy and ability to integrate acquired companies and assets, outlook of customers, reception of new products and technologies, and strength of competition and pricing.  Other factors and risks that may affect the Company’s business or future financial results are detailed in the Company’s SEC filings, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition of Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. In addition, such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Also, the Company’s business could be materially adversely affected and the trading price of the Company’s common stock could decline if any such risks and uncertainties develop into actual events. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.  The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Company Contact:
AboveNet, Inc.
Lloyd Jarkow
Vice President, Corporate Development
914-421-6700
ljarkow@above.net

Investor Contact:
Lippert/Heilshorn & Associates, Inc.
Jody Burfening/Amy Gibbons
212-383-3777
agibbons@lhai.com

ABOVENET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share information)

	December 31,
	2008	2007
ASSETS:
Current assets:
Cash and cash equivalents	$87.1	$45.8
Restricted cash and cash equivalents	3.5	4.9
Accounts receivable, net of allowances of $1.3 and $0.7, at December 31, 2008 and 2007, respectively	20.9	18.4
Prepaid costs and other current assets	9.8	11.8
Total current assets	121.3	80.9
Property and equipment, net of accumulated depreciation and amortization of $207.4 and $172.6 at December 31, 2008 and 2007, respectively	398.4	347.7
Other assets	5.9	3.7
Total assets	$525.6	$432.3

LIABILITIES:
Current liabilities:
Accounts payable	$13.9	$7.9
Accrued expenses, including income taxes payable	65.9	78.3
Deferred revenue - current portion	26.5	20.8
Note payable - current	3.2	-
Total current liabilities	109.5	107.0

Note payable	32.8	-
Deferred revenue	88.5	91.7
Other long-term liabilities	10.5	9.9
Total liabilities	241.3	208.6

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, 9,500,000 shares authorized, $0.01 par value, none issued or outstanding	-	-
Junior preferred stock, 500,000 shares authorized, $0.01 par value, none issued or outstanding	-	-
Common stock, 29,999,138 shares authorized, $0.01 par value, 11,609,737 issued and 11,358,301 outstanding as of December 31, 2008 and 10,833,049 issued and 10,687,956 outstanding as of December 31, 2007	0.1	0.1
Additional paid-in capital	280.0	253.7
Treasury stock at cost, 251,436 and 145,093 shares as of December 31, 2008 and 2007, respectively	(16.3)	(10.2)
Accumulated other comprehensive loss	(9.3)	(7.4)
Retained earnings (accumulated deficit)	29.8	(12.5)
Total shareholders’ equity	284.3	223.7
Total liabilities and shareholders’ equity	$525.6	$432.3

ABOVENET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except share and per share information)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

REVENUE	$89.8	$67.5	$319.9	$253.6

Costs of revenue	31.5	31.9	126.0	110.3
Selling, general and administrative expenses	21.7	20.3	90.5	80.9
Depreciation and amortization	11.3	12.0	48.3	47.5
Loss on litigation	-	11.7	-	11.7
OPERATING INCOME (LOSS)	25.3	(8.4)	55.1	3.2

OTHER INCOME (EXPENSE):
Interest income	0.4	0.8	1.8	3.3
Interest expense	(1.2)	(0.6)	(3.9)	(2.3)
Other (expense) income, net	(1.9)	0.9	(2.4)	3.8
Gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries	-	10.3	-	10.3
INCOME BEFORE INCOME TAXES	22.6	3.0	50.6	18.3

Provision for income taxes	5.3	0.9	8.3	4.5

NET INCOME	$17.3	$2.1	$42.3	$13.8

Basic net income per share	$1.51	$0.19	$3.85	$1.28
Weighted average number of common shares	11,468,717	10,808,528	10,992,642	10,751,921

Diluted net income per share	$1.41	$0.16	$3.46	$1.13
Weighted average number of common shares	12,302,492	12,377,018	12,227,075	12,184,139

ABOVENET, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of Net Income to Adjusted EBITDA
(dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

NET INCOME	$17.3	$2.1	$42.3	$13.8
Provision for income taxes	5.3	0.9	8.3	4.5
Interest income	(0.4)	(0.8)	(1.8)	(3.3)
Interest expense	1.2	0.6	3.9	2.3
Other expense (income), net	1.9	(0.9)	2.4	(3.8)
Gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries	-	(10.3)	-	(10.3)

OPERATING INCOME (LOSS)	25.3	(8.4)	55.1	3.2

Depreciation and amortization	11.3	12.0	48.3	47.5
Non-cash stock-based compensation	2.9	3.2	12.5	8.2

Adjusted EBITDA	$39.5	$6.8	$115.9	$58.9

Calculation of Adjusted EBITDA Margin

Adjusted EBITDA	$39.5	$6.8	$115.9	$58.9
Revenue	$89.8	$67.5	$319.9	$253.6
Adjusted EBITDA Margin	44.0%	10.1%	36.2%	23.2%

ABOVENET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

	Years Ended December 31,
	2008	2007
Cash flows provided by operating activities:
Net income	$42.3	$13.8
Adjustments to reconcile net income to net cash provided by operations:
Net income from discontinued operations	-	-
Depreciation and amortization	48.3	47.5
Provisions for equipment impairment and asset abandonment	2.7	2.2
Gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries	-	(10.3)
Non-cash gain on settlement of liabilities	-	-
Provision for bad debts	0.7	0.5
Non-cash stock-based compensation expense	12.5	8.2
Gain on sale of data centers	-	-
Gain on leased asset termination	-	(0.4)
(Gain) loss on sale or disposition of property and equipment, net	(0.9)	0.2
Other	-	0.1
Changes in operating working capital:
Accounts receivable	(5.6)	(0.8)
Prepaid costs and other current assets	1.8	(2.2)
Accounts payable	6.5	(6.7)
Accrued expenses	2.4	14.1
Other assets	(0.3)	(0.1)
Deferred revenue and other long-term liabilities	5.7	3.6
Net cash provided by operating activities	116.1	69.7
Cash flows provided by (used in) investing activities:
Proceeds from sales of property and equipment, principally data centers in 2006	1.6	0.2
Proceeds from sale of discontinued operations	-	1.3
Purchases of property and equipment	(117.2)	(90.8)
Net cash used in investing activities	(115.6)	(89.3)
Cash flows provided by (used in) financing activities:
Proceeds from note payable, net of financing costs	33.6	-
Proceeds from exercise of warrants	10.7	1.1
Excess tax benefit realized from share-based payment arrangements	-	2.8
Change in restricted cash and cash equivalents	1.4	0.5
Purchase of treasury stock	(2.9)	(9.7)
Principal payments - capital lease obligation	(0.2)	(0.1)
Net cash provided by (used in) financing activities	42.6	(5.4)
Effect of exchange rates on cash	(1.8)	0.1

Net increase (decrease) in cash and cash equivalents	41.3	(24.9)
Cash and cash equivalents, beginning of year	45.8	70.7
Cash and cash equivalents, end of year	$87.1	$45.8